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Exhibit 99
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LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated October 25, 1999

NEWS RELEASE
Visit our web site at: www.lanvision.com

                                       COMPANY CONTACTS:
                                       J. BRIAN PATSY
                                       President and Chief Executive Officer or
                                       ----------------------------------------
                                       Thomas E. Perazzo Chief Operating Officer and Chief Financial Officer
                                       (513) 794-7100

                                       MORGEN-WALKE CONTACTS:
                                       INVESTOR RELATIONS: DONNA STEIN/
                                       JILL MELESKI
                                       MORGEN - WALKE ASSOCIATES
                                       (212) 850-5600



FOR IMMEDIATE RELEASE
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                         LANVISION SYSTEMS, INC. TO SEEK
                            CONTINUED NASDAQ LISTING

CINCINNATI, OHIO, October 25, 1999 -- LanVision Systems, Inc. (Nasdaq: LANV) today announced that it will seek to continue the listing of its Common Stock on the Nasdaq National Market or, alternatively, to transfer the listing of its Common Stock to the Nasdaq Small Cap Market.

LanVision has been notified by The Nasdaq-Amex Market Group that LanVision currently is not in compliance with Nasdaq's listing standards to maintain minimum net assets of at least $4,000,000 and at least $5,000,000 market value in securities constituting the public float, i.e. shares of common stock held by persons who are not directors, officers or controlling shareholders. As a result, Nasdaq has initiated proceedings to delist LanVision's Common Stock from the Nasdaq Stock Market. LanVision is appealing the Nasdaq staff determination and a hearing is scheduled before a Listing Qualifications Panel designated by The Nasdaq Stock Market Board of Directors on November 18, 1999. LanVision's Common Stock will continue to trade on the Nasdaq National Market pending the determination of the Listing Qualifications Panel.

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LanVision believes that its current non-compliance with the above Nasdaq listing standards is a temporary situation and LanVision is working on various initiatives to regain compliance. LanVision intends to present its plan for regaining and maintaining compliance with all of Nasdaq's listing standards to the Listing Qualifications Panel. LanVision believes that its significant improvements in operations over the last 18 months, coupled with its other initiatives and industry developments, will demonstrate LanVision's ability to meet all Nasdaq listing standards on a sustained basis in the future.

LanVision is a leading supplier of Healthcare Information Access Systems and an Application Services Provider specializing in connectivity solutions that utilize the power of the Internet/Intranet to link hospitals, physicians, patients and payers to a robust Electronic Medical Record. LanVision's solutions enable the coordination of both "structured" and "unstructured" patient data through a single health information repository. The Company's products are complementary to existing clinical and financial systems, and use document imaging and workflow tools to ensure end users can electronically access all the various forms of health information including clinician's handwritten notes, photographs, and insurance cards. LanVision's solutions offer value to all of the constituents in the healthcare delivery process by enabling them to simultaneously access information from virtually any location, including the physician's desktop and eventually a patient's home using web browser technology. Web access to the entire medical record improves physician productivity and reduces administrative costs such as filing, storage, retrieval and upkeep of medical records and clinical costs, such as redundant diagnostic testing. LanVision has installed its ChartVision Healthcare Information Access System at an impressive list of leading healthcare providers including UCSF Stanford Healthcare, University of Pittsburgh Medical Center, Albert Einstein and Beth Israel Medical Centers, the Medical College of Georgia and Medical University of South Carolina, and Memorial Sloan-Kettering Cancer Center.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS MADE BY LANVISION THAT ARE NOT HISTORICAL FACTS ARE FORWARD LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. LANVISION'S FUTURE FINANCIAL PERFORMANCE COULD DIFFER MATERIALLY FROM EXPECTATIONS OF MANAGEMENT AND FROM RESULTS REPORTED NOW OR IN THE PAST. FACTORS THAT COULD CAUSE LANVISION'S FINANCIAL PERFORMANCE TO SO DIFFER INCLUDE, BUT ARE NOT LIMITED TO, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEVELOPMENT, RELIANCE ON STRATEGIC ALLIANCES, AVAILABILITY OF PRODUCTS PROCURED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, FLUCTUATIONS IN OPERATING RESULTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN LANVISION'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


(C)1999 LanVision Systems, Inc., Mason, OH 45040   All rights reserved.

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